                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       GeoTel Communications Corporation
                (Name of Registrant as Specified In Its Charter)

                       GeoTel Communications Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                       GEOTEL COMMUNICATIONS CORPORATION

                      1997 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     The 1997 Annual Meeting of the Stockholders of GeoTel Communications Corporation will be held on Thursday, May 29, 1997 at 10:00 a.m. EDT at Cross Point at 900 Chelmsford Street, Lowell, Massachusetts in the Lowell conference room of Tower 3 on the first floor for the following purposes:

          1. To elect two directors, to serve for a term of three years as more fully described in the accompanying Proxy Statement.

          2. To consider and act upon a proposal to ratify, confirm and approve the selection of Coopers & Lybrand L.L.P. as the independent certified public accountants of the Company for fiscal year 1997.

          3. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 21, 1997, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          /s/ Timothy J. Allen
                                          TIMOTHY J. ALLEN
                                          Vice President of Finance,
                                          Chief Financial Officer,
                                          Treasurer and Assistant Secretary

Littleton, Massachusetts
April 29, 1997

                       GEOTEL COMMUNICATIONS CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GeoTel Communications Corporation (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Thursday, May 29, 1997, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 29, 1997.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominees for director will be decided by majority vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

     The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

     The Company's current principal executive office is located at 25 Porter Road, Littleton, Massachusetts 01460 (508) 486-1100. In May 1997, the Company will be moving to a new executive office at Cross Point at 900 Chelmsford Street, Lowell, Massachusetts 01851 (508) 275-5100.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 13,095,111 shares of Common Stock, par value $.01 per share ("Company's Common Stock" or "Common Stock"). Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three equal classes. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose terms expire at this meeting, be elected to serve a term of three years and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. The Company presently has a Board of Directors of six members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. The nominees are not related to any other executive officer of the Company.

                                      YEAR FIRST
                                      ELECTED A          POSITION WITH THE COMPANY OR PRINCIPAL
      NAME OF DIRECTOR        AGE      DIRECTOR          OCCUPATION DURING THE PAST FIVE YEARS
----------------------------  ----    ----------     ----------------------------------------------
NOMINATED FOR A TERM ENDING
  IN 2000:
Gary Bowen..................    50       1997        Gary Bowen has been a Director of the Company
                                                     since February 1997. Mr. Bowen has served as
                                                     the Chairman of New Oak Communications, a
                                                     privately held data communications company,
                                                     since 1996. From 1990 to 1996, Mr. Bowen was
                                                     Executive Vice President of Marketing and
                                                     Worldwide Field Operations for Bay Networks,
                                                     Inc. Prior to Bay Networks, Inc., Mr. Bowen
                                                     held various management positions up to Senior
                                                     Vice President of Marketing, Sales and
                                                     Services at Masscomp from 1981 to 1989. Mr.
                                                     Bowen is a Director of Xircom Corporation, a
                                                     publicly traded company. He also serves on the
                                                     boards of several privately held companies.

G. Wayne Andrews............    46       1993        G. Wayne Andrews, a co-founder of the Company,
                                                     has served as a Director of the Company since
                                                     June 1993 and as Vice President and Chief
                                                     Technology Officer of the Company since
                                                     January 1994 and served as President of the
                                                     Company from June 1993 to December 1993. From
                                                     October 1989 to December 1992, Mr. Andrews was
                                                     co-founder and Vice President of Teloquent
                                                     Communications Corporation. At Teloquent, Mr.
                                                     Andrews held positions as Vice President
                                                     Product Management, Vice President Engi-
                                                     neering and Vice President Customer Support.
                                                     Prior to co-founding Teloquent, Mr. Andrews
                                                     was Director, International Development
                                                     Center, and Director, Advanced Switching
                                                     Systems at Teknekron Infoswitch Corp.

SERVING TERM ENDING IN 1999:
W. Michael Humphreys........    45       1993        W. Michael Humphreys has been a Director of
                                                     the Company since October 1993. Mr. Humphreys
                                                     has been a partner of Matrix Partners, a
                                                     private venture capital firm since 1982. Prior
                                                     to his association with Matrix, he was a
                                                     general partner of Hellman, Ferri Investment
                                                     Associates. Mr. Humphreys is a director of
                                                     several privately-held companies.

                                      YEAR FIRST
                                      ELECTED A          POSITION WITH THE COMPANY OR PRINCIPAL
      NAME OF DIRECTOR        AGE      DIRECTOR          OCCUPATION DURING THE PAST FIVE YEARS
----------------------------  ----    ----------     ----------------------------------------------

John C. Thibault............    43       1994        John C. Thibault has served as President,
                                                     Chief Executive Officer and Director of the
                                                     Company since January 1994. From April 1991 to
                                                     October 1993, Mr. Thibault served as
                                                     President, Chief Executive Officer and
                                                     Director of Coral Network Corporation. From
                                                     April 1988 to April 1991, Mr. Thibault served
                                                     as an officer of Motorola, Inc. and Senior
                                                     Vice President and General Manager of
                                                     Motorola's Codex product division. From May
                                                     1986 to April 1988, Mr. Thibault was President
                                                     and Chief Executive Officer of PBX
                                                     manufacturer Intecom, Inc., a subsidiary of
                                                     Wang Laboratories. Prior to his position at
                                                     Intecom, he held several senior management
                                                     positions over an 11-year period with Wang.

SERVING A TERM ENDING IN
  1998:
Alexander V. d'Arbeloff.....    69       1994        Alexander V. d'Arbeloff has been a Director of
                                                     the d'Arbeloff Company since July 1994. Mr.
                                                     d'Arbeloff is Chairman, Chief Executive
                                                     Officer and a Director of Teradyne, Inc. He
                                                     co-founded Teradyne in 1960 and became
                                                     President and Chief Executive Officer in 1971.
                                                     Mr. d'Arbeloff is a life member of the MIT
                                                     Corporation, Chairman of Semi/Sematech, a
                                                     trustee of Partners Health Care System, a
                                                     trustee of Massachusetts General Hospital and
                                                     a trustee of the New England Conservatory. He
                                                     is a Director of the Massachusetts High
                                                     Technology Council and the Center for Quality
                                                     Management. He is a Director of Stratus
                                                     Computer, Inc., PRI Automation, Inc. and BTU
                                                     International Corporation, each of which is a
                                                     publicly traded company. He also serves on the
                                                     boards of several privately-held companies.

Gardner C. Hendrie..........    65       1993        Gardner C. Hendrie has been a Director of the
                                                     Company since October 1993. Since 1988, Mr.
                                                     Hendrie has been a general partner of Sigma
                                                     Partners, a private venture capital firm. Mr.
                                                     Hendrie is a Director of Stratus Computer,
                                                     Inc., which is a publicly-traded company. He
                                                     also serves on the boards of several
                                                     privately-held companies.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1996, there were six meetings of the Board of Directors of the Company. All of the directors, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. During fiscal 1996, none of the directors received compensation for serving as directors of the Company, except Mr. Thibault and Mr. Andrews received compensation as employees of the Company. See "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions -- Em-ployee Agreements and Change of Control Agreements." In February 1997 the Board of Directors of the Company adopted the 1997 Non-Employee Director Option Policy to provide for the granting of options to purchase Common Stock of the Company pursuant to the Company's 1995 Stock Option Plan. See "Stock Plans -- 1997 Non-Employee Director Option Policy."

     The Board of Directors has a Compensation Committee whose present members are Messrs. Humphreys, d'Arbeloff, and Hendrie. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's stock option plans. During 1996, there were eight meetings of the Compensation Committee.

     The Company also has an Audit Committee whose present members are Messrs. Humphreys and d'Arbeloff. The Audit Committee responsibilities, amongst others, are to review with the Company's independent auditors the scope of the audit, the results of the audit when completed and the independent auditors' fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During 1996, there was one meeting of the Audit Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 18, 1997 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers (as defined elsewhere herein) and (iv) by all directors and executive officers who served as directors or executive officers at December 31, 1996 as a group. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                             AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-----------------------------------------------------------  --------------------     ----------------
Matrix Partners III, L.P...................................        1,811,277                13.8%
  1000 Winter Street
  Suite 4500
  Waltham, MA 02154

Sigma Partners II, L.P.
  Sigma Associates II, L.P.(1).............................        1,680,277                12.8%
  2884 Sand Hill Road
  Suite 121
  Menlo Park, CA 94025

Atlas Venture Fund II, L.P.................................        1,325,928                10.1%
  222 Berkeley Street
  Suite 1950
  Boston, MA 02116

New Enterprise Associates VI, Limited Partnership..........        1,168,053                 8.9%
  1119 St. Paul Street
  Baltimore, MD 21202

Fidelity Investors Limited Partnership.....................        1,150,884                 8.8%
  82 Devonshire Street
  Boston, MA 02109

                                                             AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP     PERCENT OF CLASS
------------------------------------                         --------------------     ----------------
DIRECTORS
Alexander V. d'Arbeloff(2).................................          275,331                 2.1%
  c/o Teradyne, Inc.
  521 Harrison Avenue
  Boston, MA 02118

Gary Bowen.................................................                0                   *
  7 Hearthstone Road
  Westford, MA 01886

Gardner C. Hendrie(3)......................................        1,688,872                12.9%
  c/o Sigma Partners
  2884 Sand Hill Road
  Suite 121
  Menlo Park, CA 94025

W. Michael Humphreys(4)....................................        1,818,082                13.9%
  c/o Matrix Partners
  1000 Winter Street
  Suite 4500
  Waltham, MA 02154

EXECUTIVE OFFICERS
G. Wayne Andrews(5)........................................          439,613                 3.4%
John C. Thibault(6)........................................          424,974                 3.2%
Steven H. Webber(7)........................................          391,822                 3.0%
Louis J. Volpe(8)..........................................          220,627                 1.7%
Timothy J. Allen(9)........................................           86,879              *
All Executive Officers and Directors
  as a group (9 persons)(3)(4).............................        5,346,200                40.8%
                                                                   ---------                ----

---------------
  * Less than 1%

(1) Consists of 1,562,284 shares of Common Stock held by Sigma Partners II, L.P. and 117,993 shares of Common Stock held by Sigma Associates II, L.P. Sigma Management II, L.P. serves as a general partner for the aforementioned entities, and as such exercises sole investment and voting power.

(2) Includes 23,333 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(3) Includes 1,680,277 shares held by Sigma Partners II, L.P., Sigma Associates II, L.P. and 8,595 held by Mr. Hendrie. Mr. Hendrie is a general partner of Sigma Management II, L.P. which is the general partner of each of Sigma Partners II, L.P. and Sigma Associates II, L.P. and as such may be deemed to beneficially own all of such shares. Mr. Hendrie disclaims beneficial ownership of the 1,680,277 shares, except to the extent of his proportionate pecuniary interest therein.

(4) Includes 1,811,277 shares held by Matrix Partners III, L.P. and 6,805 held by Mr. Humphreys. Mr. Humphreys is a general partner of Matrix III Management Company, the general partner of Matrix Partners III, L.P. and as such may be deemed to beneficially own all of such shares. Mr. Humphreys disclaims beneficial ownership of the 1,811,277 shares, except to the extent of his proportionate pecuniary interest therein.

(5) Includes 8,200 shares of Common Stock held by Mr. Andrews' children under the Massachusetts Uniform Transfer to Minors Act and 3,000 shares issuable pursuant to currently exercisable stock options.

(6) Includes 22,844 shares of Common Stock held by Mr. Thibault's children under the Massachusetts Uniform Transfer to Minors Act and 25,750 shares of Common Stock issuable pursuant to currently exercisable stock options.

(7) Includes 13,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

(8) Includes 93,778 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost and 38,867 shares of Common Stock issuable pursuant to currently exercisable stock options.

(9) Includes (i) 39,667 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost; (ii) 7,000 shares of Common Stock held by Mr. Allen's children under the Massachusetts Uniform Transfer to Minor Act; and (iii) 3,782 shares of Common Stock held jointly by Mr. Allen and his wife; and (iv) 5,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

     The Company's executive compensation program is administered by the Committee. The Committee, which is composed of three independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation, including outside survey data.

Compensation Philosophy

     The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The compensation policies are designed to achieve the following objectives:

     - Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

     - Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

     - Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

     The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

     Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of software companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are approximately competitive with median base salary levels for similar positions in these software companies.

     Annual Incentive Awards. Under the Company's 1996 Executive Incentive Program, the Company's executive officers are eligible to receive annual cash and stock bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. For 1996, the formula for these bonuses was determined as a function of sales growth and other individual objectives, thus establishing a direct link between executive pay and the Company's growth. In 1996, the Executive Incentive Program also provided that options to purchase an aggregate of 48,617 shares previously granted to the executive participants, which would otherwise vest on the fifth anniversary of the date of grant, would be fully vested on the first anniversary of the date of grant, subject to the achievement of the Executive Incentive Plans performance criteria. The Company's performance in 1996 exceeded the objectives set by the Committee.

     Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1995 Stock Option Plan, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are generally granted at fair market value and vest in installments, over four to five years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

Chief Executive Officer Compensation

     Mr. Thibault's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Thibault's current annual base salary is $165,000 subject to annual review and increase by the Board of Directors of the Company. Mr. Thibault was paid a cash bonus of $49,500 under the 1996 Executive Incentive Program. During fiscal 1996, Mr. Thibault was granted options to purchase 27,844, 13,750, 60,000 and 25,000 shares of Common Stock. The 27,844 options were granted pursuant to the achievement of certain financial and strategic goals under the 1995 Executive Incentive Program and were immediately vested and exercisable. The 13,750 options, which would otherwise vest on the fifth anniversary of the date of grant were fully vested on the first anniversary of the date of grant due to the achievement of certain financial and strategic initiatives in the 1996 fiscal year and job performance evaluations. The 60,000 options and 25,000 options vest in installments over a five year period. In fiscal 1996, the Company forgave a promissory note and paid the related tax consequences valued at approximately $68,200 for Mr. Thibault.

Section 162(m) Limitation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to the Company's 1995 Stock Option Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that such compliance would not be in the best interest of the Company or its shareholders.

                                          COMPENSATION COMMITTEE

                                          Alexander V. d'Arbeloff
                                          Gardner C. Hendrie
                                          W. Michael Humphreys

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

GENERAL

     Messrs. d'Arbeloff, Hendrie and Humphreys served as members of the Compensation Committee during 1996. Neither Messrs. d'Arbeloff, Hendrie or Humphreys was an officer or employee of the Company or any of its subsidiaries during fiscal 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Stock Transactions. On September 30, 1993, the Company issued an aggregate of 3,300,000 shares of Series A Convertible Participating Preferred Stock for aggregate consideration of $3,300,000 in a private venture capital financing, at a price of $1.00 per share. The following 5% or greater stockholders and affiliated entities were purchasers of the Series A Convertible Participating Preferred Stock in the amounts indicated: Matrix Partners III, L.P. (1,160,000 shares); Sigma Partners II, L.P. (985,400 shares); Sigma Associates II, L.P. (74,600 shares); and Atlas Venture Fund II, L.P. (750,000 shares).

     On January 5, 1994, the Company issued 410,250 shares of restricted Common Stock to John C. Thibault, President and Chief Executive Officer, at a price per share of $0.10. The Company loaned Mr. Thibault $36,922 in order to fund a portion of the purchase of such shares. The loan bore interest at 5.25% per year and was required to be repaid on the first anniversary of the closing of the Company's initial public offering. The Company forgave the loan in December 1996.

     On July 29, 1994, the Company entered into a Stock Purchase Agreement with Alexander d'Arbeloff pursuant to which the Company issued to Mr. d'Arbeloff 100,000 shares of Series A Convertible Participating Preferred Stock at a price per share of $1.00. On such date, Mr. d'Arbeloff also purchased 50,000 shares of Common Stock at a price per share of $0.10 pursuant to the 1993 Restricted Stock Purchase Plan.

     On July 29, 1994, the Company issued an aggregate of 2,604,286 shares of Series B Convertible Participating Preferred Stock for an aggregate consideration of $4,557,500 in a private venture capital financing, at a price of $1.75 per share. The following 5% or greater stockholders, affiliated entities, executive officers and directors were purchasers of the Series B Convertible Participating Preferred Stock in the amounts indicated: New Enterprise Associates VI, Limited Partnership (971,429 shares); Matrix Partners III, L.P. (542,857 shares); Sigma Partners II, L.P. (462,343 shares); Sigma Associates II, L.P. (34,800 shares); Atlas Venture Fund II, L.P. (351,429 shares); Alexander d'Arbeloff (90,000 shares); G. Wayne Andrews (5,714 shares); John C. Thibault (5,714 shares); and Steven H. Webber (5,714 shares).

     On August 9, 1995, the Company issued an aggregate of 1,712,329 shares of its Series C Convertible Participating Preferred Stock for an aggregate consideration of $4,000,000 in a private venture capital financing, at a price of $2.336 per share. The following 5% or greater stockholders, affiliated entities, executive officers and directors were purchasers of the Series C Convertible Participating Preferred Stock in the amounts indicated: Fidelity Ventures Limited (1,048,801 shares); Matrix Partners III, L.P. (200,946 shares); Sigma Partners II, L.P. (170,888 shares); Sigma Associates II, L.P. (12,863 shares); Atlas Venture Fund II, L.P. (129,974 shares); New Enterprise Associates VI, Limited Partnership (114,634 shares); and Alexander d'Arbeloff (22,421 shares).

     On January 24, 1996, the Company issued an aggregate of 70,000 shares of Series C Convertible Participating Preferred Stock to certain executive officers and other employees at a purchase price of $2.336 for an aggregate consideration of $163,520. The following executive officers were purchasers of the Series C Convertible Participating Preferred Stock in the following amounts: Timothy J. Allen (1,000 shares); G. Wayne Andrews (4,000 shares); and Louis J. Volpe (5,000 shares).

     The terms of the Convertible Preferred Stock provided that each share of Convertible Preferred Stock would automatically convert into one share of Common Stock immediately prior to the initial public offering of the Company's Common Stock and, upon conversion, each holder of Convertible Preferred Stock would be entitled to receive a cash payment equal to the original purchase price of the Convertible Preferred Stock. On September 26, 1996, the Board of Directors and stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to provide that, in lieu of any cash payment in connection with the automatic conversion of the Convertible Preferred Stock in an initial public offering, the Convertible Preferred Stock would be converted into an additional number of shares of Common Stock determined by dividing fifty percent of the original purchase price of the Convertible Preferred Stock by the initial public offering price. Accordingly, at the initial public offering price of $12.00 per share, the total number of shares of Series A Convertible Participating Preferred Stock, Series B Convertible Participating Preferred Stock and Series C Convertible Participating Preferred Stock automatically converted into 3,543,747, 2,794,176 and 1,955,793 shares of Common Stock, respectively, immediately prior to the closing of the Company's initial public offering.

     Registration Rights Agreements. The investors who purchased shares of Series A, Series B and Series C Convertible Participating Preferred Stock, which were converted into Common Stock as described above, and certain executive officers have certain registration rights with respect to the shares of Common Stock. Those stockholders (the "Rightsholders") are entitled to require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") shares of Common Stock (the "Registrable Shares") held by them under terms of agreements among the Company and the Rightsholders (the "Registration Agreements"). The Registration Agreements provide that in the event the Company proposes to register any of its securities under the Securities Act at any time or times, the Rightsholders, subject to certain exceptions, shall be entitled to include Registrable Shares in such registration. However, the managing underwriter of any such offering may exclude for marketing reasons some or all of such Registrable Shares from such registration. Certain Rightsholders have, subject to certain conditions and limitations, additional rights to require the Company to prepare and file a registration statement under the Securities Act with respect to their Registrable Shares if Rightsholders holding at least a majority of the Registrable Shares held by all such Rightsholders so request. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions.

     Employment Agreements and Change of Control Agreements. Messrs. Thibault, Allen, Andrews, Volpe and Webber are parties to change of control agreements with the Company which provide for salary continuation and other benefits upon the occurrence of certain events following a change of control. These events will occur if such person is terminated without cause or constructively terminated following a change of control. Upon the occurrence of such events, the Company is required to continue to pay such person his base salary for a period of twelve months after termination and provide medical benefits to such person for such period.

     Other Relationships. W. Michael Humphreys, a director of the Company is a general partner of Matrix III Management Company, a general partner of Matrix Partners III, L.P., a greater than 5% stockholder of the Company. Gardner C. Hendrie, a director of the Company, is a general partner of Sigma Management II, L.P., the general partner of Sigma Partners II, L.P., a greater than 5% stockholder of the Company.

     Fidelity Investors Limited Partnership, a greater than 5% stockholder of the Company, is an affiliate of Fidelity Investments ("Fidelity"), one of the Company's customers. The Company recognized approximately $1,276,000 in revenue from Fidelity during the year ended December 31, 1996, representing approximately 14.1% of the Company's total revenues for such period. The Company negotiated this transaction with Fidelity on an arms' length basis.

     The Company has adopted a policy pursuant to which all future transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

                               PERFORMANCE GRAPH

     The graph set forth below compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and November 20, 1996, the date the Company's Common Stock commenced trading on The Nasdaq National Market; by (ii) the share price at November 20, 1996) with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Computer Software Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Computer Software Index on November 20, 1996, and reinvestment of all dividends). During fiscal year 1996, the Company paid no dividends.

          [PEFORMANCE GRAPH OMITTED]




                                          GeoTel
        Measurement Period            Communications       Nasdaq Stock      Hambrecht & Quist
      (Fiscal Year Covered)             Corporation         Market - US      Computer Software
11/20/96 - IPO price                               100                 100                 100
12/31/96                                        108.33              102.06               98.23

---------------

 * $100 invested on November 20, 1996 in Common Stock or the appropriate Index, including reinvestment of dividends, through fiscal year ending December 31, 1996.

(1) Prior to November 20, 1996 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date thereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from the Nasdaq Stock Market and the Nasdaq Stock Market -- US Index was prepared by Nasdaq by the Center for Research in Security Prices at the University of Chicago and the Hambrecht & Quist Computer Software Computer Index was prepared by Research, an independent company, such sources believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries for the Company's fiscal year ended December 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                            ANNUAL          ------------
                                                         COMPENSATION        SECURITIES
                                                     --------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR   SALARY(1)   BONUS(1)     OPTIONS#     COMPENSATION
---------------------------                   -----  ---------   --------   ------------   ------------
John C. Thibault............................   1996   $165,000   $49,500       126,594        $68,249(2)
  President, Chief Executive Officer           1995    164,583    26,915                          224(3)
  and Director                                 1994    146,853    25,000

Steven H. Webber............................   1996    125,625    18,200        73,782          5,432(4)
  Vice President of                            1995    115,000    10,571                          302(3)
  Engineering                                  1994     99,167

Louis J. Volpe..............................   1996    124,283    15,600       174,649            269(3)
  Senior Vice President of                     1995    103,960    10,571                           --
  Worldwide Sales and Marketing(5)

Timothy J. Allen............................   1996    117,156    18,000        40,782            235(3)
  Vice President of Finance, Chief Financial   1995    100,625    14,071                          116(3)
  Officer, Treasurer and Assistant Secretary

G. Wayne Andrews............................   1996    115,000    22,000        38,782            226(3)
  Vice President, Chief                        1995    115,000    10,571                          122(3)
  Technology Officer and Director              1994     99,167

---------------
(1) Salary and bonus amounts are presented in the year earned, however, the payment of such amounts may have occurred in other years.

(2) Represents $68,014 in forgiveness of a promissory note and related income taxes to Mr. Thibault and $235 in insurance premiums.

(3) Consists of premiums paid on behalf of Named Executives Officers for excess life insurance coverage.

(4) Represents $5,000 in paid vacation time and $432 in premiums paid on behalf of the Named Executive Officer for excess life insurance coverage.

(5) Mr. Volpe's annual compensation was paid in 1995 and 1996 for his services as a consultant to the Company prior to his becoming an employee of the Company in April 1996.

     On December 31, 1996, the number of remaining shares of Common Stock and options to purchase Common Stock held by the Named Executive Officers that had not vested and the value of such stock at that date was as follows: Mr. Thibault -- 98,750 shares (at the market price on 12/31/96 of $13.00, valued at $1,061,625); Mr. Volpe -- 163,867 (valued at $1,888,611); Mr. Allen -- 30,000
(valued at $188,500); Mr. Andrews -- 28,000 (valued at $163,100); and Mr.
Webber -- 63,000 (valued at $415,100). The foregoing amounts represent the difference between the fair market value of the Common Stock underlying options at December 31, 1996 ($13.00 per share) and the exercise price of the options, multiplied by the applicable number of shares of Common Stock underlying the options.

GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1996. In fiscal 1996 the Company granted an aggregate of 982,018 stock options to its employees.

                             1996 OPTION GRANTS(1)

                                                                                            POTENTIAL REALIZATION
                                                                                                    VALUE
                                                    INDIVIDUAL GRANTS                      AT ASSUMED ANNUAL RATES
                                 -------------------------------------------------------        OF STOCK PRICE
                                                   % OF TOTAL                                    APPRECIATION
                                                OPTIONS GRANTED                                FOR OPTION TERM
                                   OPTION       TO EMPLOYEES IN    EXERCISE   EXPIRATION   ------------------------
NAME                              GRANTS(4)            1996          PRICE        DATE          5%           10%
----                             ----------     ----------------   --------   ----------   ----------    ----------
Timothy J. Allen................    10,782(2)          1.2%          $0.30     15-Jan-06   $  223,047    $  355,165
Vice President of Finance,           5,000(3)          0.5            0.30     11-Apr-06      103,435       164,703
Chief Financial Officer,            25,000             2.5            8.00     26-Sep-06      203,612       324,218
Treasurer and Assistant            -------            ----                                 ----------    ----------
  Secretary
                                    40,782             4.2%                                $  530,094    $  844,086
                                   =======            ====                                 ==========    ==========
G. Wayne Andrews................    10,782(2)          1.1%          $0.30     15-Jan-06   $  233,047    $  355,165
Vice President and Chief             3,000(3)          0.3            0.30     11-Apr-06       62,061        98,822
Technology Officer                  25,000             2.5            8.00     26-Sep-06      203,612       324,218
                                   -------            ----                                 ----------    ----------
                                    38,782             3.9%                                $  488,720    $  778,205
                                   =======            ====                                 ==========    ==========
John C. Thibault................    27,844(2)          2.9%          $0.30     15-Jan-06   $  576,008    $  917,196
President and                       13,750(3)          1.4            0.30     11-Apr-06      284,446       452,932
Chief Executive Officer             60,000             6.1            0.30     31-May-06    1,241,218     1,976,432
                                    25,000             2.5            8.00     26-Sep-06      203,612       324,218
                                   -------            ----                                 ----------    ----------
                                   126,594            12.9%                                $2,305,284    $3,670,778
                                   =======            ====                                 ==========    ==========
Louis J. Volpe..................    10,782(2)          1.1%          $0.30     15-Jan-06   $  223,047    $  355,165
Senior Vice President of            13,867(3)          1.4            0.30     11-Apr-06      286,866       456,786
Worldwide Sales and Marketing      125,000            12.8            0.30     01-May-96    2,585,870     4,117,566
                                    25,000             2.5            8.00     26-Sep-06      203,612       324,218
                                   -------            ----                                 ----------    ----------
                                   174,649            17.8%                                $3,299,395    $5,253,735
                                   =======            ====                                 ==========    ==========
Steven H. Webber................    10,782(2)          1.1%          $0.30     15-Jan-06   $  223,047    $  355,165
Vice President                      13,000(3)          1.3            0.30     11-Apr-06      268,931       428,227
of Engineering                      50,000             5.1            8.00     26 Sep-06      407,224       648,436
                                   -------            ----                                 ----------    ----------
                                    73,782             7.5%                                $  899,202    $1,431,828
                                   =======            ====                                 ==========    ==========

---------------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

(2) The Company granted options to acquire 70,972 shares of Common Stock to certain Executive Officers pursuant to the Company's 1995 Executive Incentive Plan. These options were immediately vested and exercisable due to the achievement of certain financial and strategic initiatives in fiscal 1995.

(3) The Company granted options to acquire 48,617 shares of Common Stock to certain Executive Officers pursuant to the Company's 1996 Executive Incentive Plan. The options were subject to vesting on the fifth anniversary date of the grant date but subject to vest fully on the first anniversary of the date of grant if certain financial and strategic initiatives were achieved. The options were accelerated in full on April 11, 1997 due to the achievement of such financial and strategic initiatives in 1996.

(4) In 1996, the Company issued options to the Executive Officers to purchase an aggregate of 335,000 shares of Common Stock at exercise prices below fair market value of the Common Stock. The Company recorded approximately $615,000 in unearned compensation relating to these stock options grants.

STOCK OPTION EXERCISES AND DECEMBER 31, 1996 STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held at December 31, 1996 by the Named Executive Officers of the Company.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                 YEAR AND OPTION VALUES AS OF DECEMBER 31, 1996

                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                                                                      1996                  DECEMBER 31, 1996(1)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                          ON EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   -----------   -----------   -------------   -----------   -------------
Timothy J. Allen.........       10,782               $0       $0           30,000          $0        $  188,500
  Vice President of
  Finance,
  Chief Financial
  Officer,
  Treasurer and Assistant
  Secretary

G. Wayne Andrews.........       10,782              $0        $0           28,000          $0        $  163,100
  Vice President and
  Chief
  Technology Officer

John C. Thibault.........       27,844              $0        $0           98,750          $0        $1,061,625
  President and Chief
  Executive Officer

Louis J. Volpe...........       10,782              $0        $0          163,867          $0        $1,888,611
  Senior Vice President
  of Worldwide Sales
  and Marketing

Steven H. Webber.........       10,782              $0        $0           63,000          $0        $  415,100
  Vice President
  of Engineering

---------------
(1) The amounts set forth represent the difference between the fair market value of the Common Stock underlying the options at December 31, 1996 ($13.00 per share) and the exercise price of the options, multiplied by the applicable number of shares of Common Stock underlying the options.

(2) No gain was realized as the exercise price was equal to the fair market value on the day of exercise.

STOCK PLANS

     1993 Restricted Stock Purchase Plan. The 1993 Restricted Stock Purchase Plan (the "1993 Plan") was adopted by the Board of Directors in October 1993 and approved by the stockholders of the Company in December 1993. A maximum of 1,324,063 shares of Common Stock may be issued and sold pursuant to the 1993 Plan. Under the 1993 Plan, shares of Common Stock may be sold to directors, officers, consultants and other key personnel of the Company (collectively "Participants") at a purchase price determined by the Compensation Committee of the Board of Directors. All shares sold pursuant to the 1993 Plan are subject to repurchase by the Company at the original purchase price for up to a period of five years from the date of purchase, unless the shares become "vested" under the terms of the 1993 Plan. None of the shares become vested until the first anniversary of the date of purchase by the Participant. A Participant vests in twenty percent of the shares on the first anniversary of the date of purchase and, thereafter, the remaining shares become vested on a monthly basis through the fifth anniversary of the date of purchase. In the event of a change in control, if the Participant has been employed by the Company for at least six months, an additional twenty percent of the shares held by the Participant pursuant to the 1993 Plan will become vested shares, unless such change in control has not been approved by the Board of Directors, in which event all shares held by the Participant pursuant to the 1993 Plan will become vested shares.

     As of December 31, 1996, 986,143 shares of Common Stock were outstanding under the 1993 Plan.

     1995 Stock Option Plan. The 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors in September 1995 and approved by the stockholders of the Company in January 1996. A maximum of 2,009,057 shares of Common Stock may currently be issued pursuant to the 1995 Plan upon exercise of options. The number of shares of Common Stock available for grants under the 1995 Plan will be increased by the number of shares repurchased by the Company from time to time under the 1993 Plan. The maximum number of shares will increase, effective January 1, 1997 and each January 1 thereafter during the term of the 1995 Option Plan, by an amount equal to four percent of the total number of shares of Common Stock issued and outstanding as of the close of business on December 31 of the preceding year. No more than an aggregate of 6,000,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the 1995 Plan. Under the 1995 Plan, incentive stock options may be granted to employees and officers of the Company and non-qualified stock options may be granted to consultants, employees and officers of the Company.

     The 1995 Plan is administered by the Compensation Committee of the Board of Directors, subject to the supervision and control of the entire Board. Subject to the provisions of the 1995 Plan, the Compensation Committee has the authority to select optionees and determine the terms of the options granted, including
(i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option (which in the case of an incentive stock option cannot be less than the fair market value of the Common Stock on the date of grant, or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company), (iv) the duration of the option, and (v) the time, manner and form of payment upon exercise of an option.

     Options granted under the 1995 Plan for fiscal 1996 generally vest and become exercisable starting one year after the date of grant, with twenty percent of the shares subject to an option becoming exercisable at that time and 1/60th of the shares subject to the option becoming exercisable each month thereafter. The Option Agreements governing options granted under the 1995 Plan provide that in the event of a change in control, if the optionee has been employed by the Company for at least six months, an additional twenty percent of the options held by the optionee will vest and become immediately exercisable, unless such change in control has not been approved by the Board of Directors, in which event all options will vest and become immediately exercisable.

     An option is not transferrable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. Options are exercisable only while the optionee remains in the employ of the Company or for a short period of time thereafter. If an optionee becomes permanently disabled or dies while in the employ of the Company, the option is exercisable prior to the last day of the sixth or twelfth month, respectively, following the date of termination of employment. If the optionee leaves the employ of the Company for any other reason, the option is exercisable for only thirty days following the date of termination of employment, which time period may be extended by the Compensation Committee. Options which are exercisable following termination of employment are exercisable only to the extent that the optionee was entitled to exercise such options on the date of such termination.

     As of December 31, 1996, options to purchase 907,796 shares of Common Stock were outstanding under the 1995 Plan.

     1996 Employee Stock Purchase Plan. The 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") for employees of the Company was adopted by the Board of Directors and approved by the stockholders of the Company in September 1996. The 1996 Purchase Plan authorizes the issuance of a maximum of 250,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees.

     The 1996 Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company whose customary employment is 20 hours or more per week and have been employed by the Company for at least six months are eligible to participate in the 1996 Purchase Plan. Employees who own 5% or more of the Company's stock and directors who are not employees of the Company may not participate in the 1996 Purchase Plan. To participate in the 1996 Purchase Plan, an employee must authorize the Company in writing to deduct an amount (not less than 1% nor more than 10% of a participant's base compensation) from his or her pay commencing on January 1 and July 1 of each year (each a "Purchase Period"). On the first day of each Purchase Period, the Company grants to each participating employee an option to purchase up to 1,000 shares of Common Stock. The exercise price for the option for each Purchase Period is the lesser of 85% of the fair market value of the Common Stock on the first or last business day of the Purchase Period. The fair market value will be the closing selling price of the Common Stock as quoted on the Nasdaq National Market. If an employee is not a participant on the last day of the Purchase Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deduction will be refunded to the employee. An employee's rights under the 1996 Purchase Plan terminate upon his or her voluntary withdrawal from the Plan at any time or upon termination of employment.

     Common Stock for the 1996 Purchase Plan will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased in the open market.

     As of December 31, 1996, there were no options to purchase shares of Common Stock outstanding under the 1996 Purchase Plan.

     1997 Non-Employee Director Stock Option Policy. The 1997 Non-Employee Director Stock Option Policy (the "Director Option Policy"), which was approved by the Board of Directors in February 1997, provides for the grant of options to purchase Common Stock of the Company to non-employee Directors of the Company under the 1995 Plan. Subject to the availability of shares of Common Stock under the 1995

Plan, the Director Option Policy authorizes the issuance of a maximum of 100,000 shares of Common Stock in accordance with the terms of the 1995 Plan. All terms and conditions regarding the grant of options to non-employee Directors of the Company under the Director Option Policy are governed by the 1995 Plan.

     Under the Director Option Policy, each non-employee Director of the Company who was serving as a director as of the date of adoption of the Policy (a "Continuing Director") was granted initially an option to acquire five thousand (5,000) shares of Common Stock under the 1995 Plan. Additionally, beginning on the date of the Company's 1998 Annual Meeting of the Stockholders and on the date of each subsequent Annual Meeting of the Stockholders held thereafter, each Continuing Director, for so long as he is a director of the Company and not otherwise employed by the Company or any subsidiary, shall be granted an option to acquire five thousand (5,000) shares of Common Stock under the 1995 Plan (the "Existing Director Options"). Furthermore, under the Director Option Policy, each non-employee Director who is first elected as a member of the Board of Directors of the Company after the adoption of the Policy and during the term of the 1995 Plan will receive an option to purchase 20,000 shares of Common Stock (the "New Director Options"). The exercise price for all options granted under the Director Option Policy will be equal to the fair market value of the Common Stock as of the date of grant. The Existing Director Options vest in full on the first anniversary of the date of grant. The New Director Options vest in four equal installments beginning on the first anniversary of the date of grant. All other terms of the options are governed by the provisions of the 1995 Plan.

     As of December 31, 1996, there were no options to purchase shares of Common Stock outstanding under the 1997 Director Option Policy.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. has served as independent accountants since September 1995.

     Prior to September 1995, the Company's financial statements were audited by Arthur Andersen LLP. The Company retained Coopers & Lybrand L.L.P. as its independent accountants in September 1995, after the Company's management, in consultation with the Board of Directors of the Company, decided to dismiss Arthur Andersen LLP. The audit reports of Arthur Andersen LLP for the period from inception (June 4, 1993) through December 31, 1993 and for the year ended December 31, 1994 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from inception (June 4, 1993) through December 31, 1994 and through the date of dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Sigma Partners II, L.P., a greater than 10% stockholder of the Company did not file a Form 4 reporting the purchase of shares of Common Stock by certain of its affiliated partners within the time period required under Section 16(a) of the Exchange Act. The transactions were subsequently reported on Form 4.

     Except as set forth above and based solely on copies of such forms furnished as provided above, management believes that through the date hereof all other Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with.

                  TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1998 must be received at the Company's principal executive offices in Lowell, Massachusetts on or before December 30, 1997. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.

     In addition to the Securities and Exchange Commission requirements regarding stockholder proposals, the Company's By-laws contain provisions regarding matters to be brought before stockholder meetings. If such matters are to be included in the Company's proxy statement and form of proxy, notice thereof must be delivered to the Company in accordance with the Securities and Exchange Commission requirements set forth in the paragraph above. If such matters are not to be included in the Company's proxy statement and form of proxy, notice of them must be given by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company on or before February 28, 1998.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

                                  10-K REPORT

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, GEOTEL COMMUNICATIONS CORPORATION, 25 PORTER ROAD, LITTLETON, MASSACHUSETTS 01460 UNTIL MAY 31, 1997. AFTER MAY 31, 1997, SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, GEOTEL COMMUNICATIONS CORPORATION, 900 CHELMSFORD STREET, TOWER II, LOWELL, MASSACHUSETTS 01851.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors

                                          /s/ Timothy J. Allen
                                          TIMOTHY J. ALLEN
                                          Vice President of Finance,
                                          Chief Financial Officer,
                                          Treasurer and Assistant Secretary

April 29, 1997

                       GEOTEL COMMUNICATIONS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of GeoTel Communications Corporation, a Delaware corporation ("GeoTel"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 1997, and hereby appoints John C. Thibault and Timothy J. Allen, or any one of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in GeoTel at the Annual Meeting of its stockholders to be held May 29, 1997 at Cross Point, Tower 3, 900 Chelmsford Street, Lowell Conference Room - 1st Floor, Lowell, Massachusetts at 10:00 a.m., local time, or any adjournment or postponement thereof.

  1.  ELECTION OF DIRECTORS:  FOR all nominees listed below
                                (except marked to the contrary below) [ ]
                              AGAINST all nominees listed below [ ]

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR ALL
                         OF THE NOMINEES LISTED BELOW.

NOMINEES:  G. Wayne Andrews and Gary Bowen
(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
                         IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------
  2. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of GeoTel for the fiscal year ending December 31, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR
                                   PROPOSAL NO. 2.

                [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
                                    (continued and to be signed on reverse side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

    PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

    Please sign exactly as name appears below. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                              Dated
                                                   ------------------------,1997

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature, if held jointly



[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING        [ ] MARK HERE FOR ADDRESS
                                                           CHANGE AND NOTE ABOVE